Exhibit 10.3
PARKVIEW FEDERAL Exhibit 10.3 January 29. 2001

Amendment to Severance Atachment January 29. 2001 pg 2

SEVERANCEAGREEMENT This AGREEMENT is made and entered into Ohio 2fith day of October, IMS, by and among PVF Capital Corp., an Ohio corporation (the “Corporation”), Pat View Federal Savings Bank, an OT&-chartered, FDIC-insured savings association with its main office located in Cleveland, Ohio ((he “Bank”), and Edward B. Debevec (foe “Executive”). References herein Id: (i) the ‘Board or Directors” shall mean the Board of Doctors Of the Corporation or the Bank or a committee serving at the pleasure of the Board of Directors of the Corporation or the Bank: (ii} the “FDIC” shall mean the Federal Deposit Insurance Corporation; (iii} the *OTS” shall mean foe Office of Thrill Supervision; and (v) “Director” shall mean the Director of the OTS. WHEREAS, the Executive has agreed to serve as a Vice President of the Bank: NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows: 1. NO EWPLQTMEUT Chirac The patties hereto acknowledge and agree that this Agreement is not a management or employment agreement. Nothing in this Agreement shall give foe Executive any rights or impose any obligations to continued employment by the Corporation or toe Bank or any subsidiary or successor of the Corporation or the Bank, nor shall this Agreement give the Corporation or the Bank any rights or impose any obligations for the continued performance of duties by foe Executive for the Corporation or foe Bank or any subsidiary or successor of foe Corporation or the Bank.

2. Term of Agreement The initial term of this Agreement shall be for a period of three (3) years, commencing November 1,1999. On the first anniversary date of this Agreement and at each anniversary date thereafter. the Agreement shall automatically renew for one (1) additional year beyond the then effective expiration date, au: only upon ?. determination aid nesulut an of the Eoa-d c\ Directors -h-it rhr: parfoirrance of :H Executive has met the requirements and standards or (he Board and that such temn shall tie extended. If the Board of Directors determines not to extend the term, such election shall not affect the then current term of this Agreement If the Board of Directors ejects not to extend the term, it shall promptly notify the Executive of such election, Reference herein to the term cf this Agreement shall refer both to such initial term and such extended terms. Unless sooner terminated as set forth herein, this contract shall terminate when the Executive reaches age sixty-five (65). 3. TEftMlNAriQN f QR CAUSE If the Corporation or the Bank terminates the Executive’s employment for cause (as hereinafter defined), all of the Corporation’s and the Bank’s obligations hereunder shall terminate immediately as or the termination date. As used herein, “cause’ shall mean (i) gross misconduct by the Executive (hat is materially inconsistent with the terms hereof, fin) material Failure tiy the Executive to perform his duties, which continues after written notice thereof and a 15-day period in which to cure such Failure(s), or (iii) Executive’s conviction of a felony offense.

4. Voluntary Terminate of Agreement This Agreement may be terminated by (he Executive at any lime upon 90 days’ written notice to the Corporation or the Bank, or upon such shorter period as may he agreed upon between the Executive and the Beard of Directors, 5. Governmental Term nmiow of Agreement If the Executive is removed from office or permanently prohibited from participating in the conduct of the Corporation’s nr the Bank’s affairs by an order issued under the Federal Deposit Insurance Act, including Section B(e){4) or (g)(1) thereof, 12 U.S.C. §1818(e)(4) and (g)(1), all obligations of the Corporation and me Bank under this. Agreement shall terminate as of the effective date of (he order. Any rights of the parties that have already vested, however, shall not be affected by such action. If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Ins urance Act 12 LL5.C. §1fi13(j()(t)), ell obligations under this Agreement shall terminate as of the date of default Any rights of the parties that have already vested, however, shall not be affected by such acbon. All obligations under this Agreement are terminable by the Director of the OTS or his or her designee at the time (a) the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the aufrionty contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. 51623(c), (b) at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or {c) when the Bank is determined by the Director of the OTS to be in an unsare or unsound concftion. Any rights of the parties that have already vested, however, shaft not be- affected by such action. (d} If (he Executive is suspended or temporarily prohibited from participating in the con duct of the Bank’s affairs by a notice served under Section 0(e)(3) or (g)(1) of the Federal Deposit Insurance Act

12 U.S.C. §1B1 B{e) (3) and (g)( \), the Corporation’s and the Bank’s obligations under Paragraph 6 of this Agreement shall be suspended as of the date of service of notice thereof, unless stayed by appropriate proceedings. (e) If the charges in die notice referenced in subp aragrap h 5 [dj are dismissed. the Boa’d of Directors may, in its discretion; (i) pay or cause to be paid to the Executive all or part of the severance benefits withheld while the Corporation’s and the Bank’s contract obligations were suspended, and (ii} reinstate or cause to be reinstated (in whole or in part) any of the Corporation’s and the Bank’s obligations that were suspended as required in subparagraph (d} above. 6. Change in Control (a) If (here is a change in control of the Corporation during the (arm of this Agreement, (he Executive shall be entitled to a severance payment. The amount of the severance payment shall be a sum equal lo one-halt of the annual base salary being paid 1o the Executive by 1he Bank a< the time of the- change in control. (|j) For purposes of (his Agreement, a “Change in Control” Of the Corporation or lhe Bank means: (i) the acquisition by a person or persons ading in concert of the power to vole 25% or more of a class of the Corporation’s voting securities: (ii) the acquisition by a person of the power to direcl the Corporation’s or the Bank’s management or policies, if (he Board of Directors or (he OTS has made a determination that such acquisition constitutes or will constitute an acquisition of control of (he Corporation or lhe Bank for the purposes of the Savings and Loan Holding Company Act or (he Change in Bank Control Acl and the regulations thereunder;

(iii): during any period of two consecutive years during the lerm of Ihis Agreement. individuals who at the beginning of such period constitute the Board oF Directors of lha Corporation or the Bank cease for arty reason to constitute al least a majority thereof, unless Ihe election of each director who was nol a director at the beginning of such period has been approved in advenea by directors representing al least two thirds of the directors then in office who were directors in office al the beginning of the period; (iv) the Corporation shall have merged into or consolidated wjth anolhar corporation, or merged another corporation No the Corporation, on a basis whereby less than 50% or the total voting power of the surviving corporation is represented by shares held by persons who were shareholders of the Corporation prior 10 such merger or consolidation; or (v) lha Corporation snail have [a} sold substantially all or its assets lo another person, or [b) sold tne Bunk to another person. The term “person” rerers to an individual, corporation, partnership, trust, association, joint venture, pool, synditale. sole proprietorship, unincorporated organisation or other errtily. 7. WITHHOLDING OF TAXES The Corporation or the Bank may withhold from any benefits payable under this Agreement all Federal, stale, city or other taxes as may he required pursuam to any law. governmental regulation or ruling. B. faymentofU-galandAccoun-imgFees seasonable legal and accounting tees and expenses paid or incurred by the Executive in any dispule or question of interpretation relating to the Agreement shall be paid or reimbursed by the Corporation in accordance wilb the following: {a) If the Executive, ihe Corporation or the Bank initiates a proceeding and the Executive prevails-, all reasonable legal and accounting fees and expenses shall be paid by Ihe Corporation; and (b) If the Executive initiates a proceeding and does nol prevail en his claim, men the Corporation shall reimburse the Executive for all legal and accounting fees and expenses; prav/cfed; however, that the Corporation shall not b-e oc-ligaled under this Paragraph 6(h) lo reimburse legal and accounting fees and expenses in excess of an aggregate of $25,000.

9. SUCCESSOR ORGANIZATION The obligations of the Corporation and IN Bank sel forth herein shall continue la be ihe obligation of any successor organization, any organization that purchases substantially all of the liabilities of ihe Corporation ortha Bank, as well as any organization lhal assumes substantially all of ma liabilities of Ihe Corporation or Ihe Bank, wh&lher by merger, consolidation, or olher farm of business combination. This Agreement is personal lo the Executive and the Executive may not delegate his duties hereunder. 10. NOTICES All notices, requests, demands and olhor communicalions her*under shall be in writing and shall ba deemed to have been duly given if delivered by hand or mailed, certified or registered mail, relum receipt requested, wilh postage prepaid, to the following addresses or to such other address as either parly may designate by like notice. (a) if to Hit Co’penal ion. to- Board of Directors PVF CapHal Corp. 2613 North Moreland Boulevard Cleveland, Ohio 44120 Attn; Vice President and Secretary (b) If to the Bank, to: Parti View Federal Savings Bank 2fi1 B North Moreland Boulevard Cleveland, Ohio 44120 Attn: Corporate Secretary (c) If lo ihe Executive, to; Edward B. Debevec 7300 Port Royal Court Menlor, Ohio 44050 and to such other or additional person or persons as a party shall have designaled to the other parlies in writing by like notice.

11. AMENDMENTS No amendments or addiiions lo this Agreemenl shall be binding unless in writing and signed by all of the parties, except as herein otherwise provided- 12. FARAGtiAPH HEADINGS The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the imerpreletion rjfihis Agreement 13. SEVE^BILITY The provisions of this Agreemenl shall be (teemed: severabte. The invalidity or unenforceability of any provision shall nal affecl the validity or errforeeabilily of the* other provisions hereof. 14. GOVERNING LAW Except to the extent thai federal law [including any statute, rule, or regulations of Ihe OTS or the FDIC) shall be deemed to apply, this Agreement shall be governed by and construed and enforced in accordance with the laws of Ohio. 15. ARBITRATION Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with (he rules at the American Arbitration Association then in effect. Judgment may be entered on the artiitrator’s award in any court having jurisdiction- 16. SAFETY AND SOUNDNESS LIMITATIONS Notwithstanding any elber provision of this Agreement, na severance payments or terminalfon benefit shall he paid or payable in respect of any calendar year in which Ihe Bank (i) fails to meet any applicable capital requirements imposed hy 12 C.F.R. Part 567 of iha OTS regulaliuns {or successor regulations) after giving effeel to the payment of severance and termination benefits heneunder, (ii) receives or maintains a saFetyand soundness CAMELS rating

IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and year first written above WITNESSES:PVF CAPITAL CORP.

AMENDMENT TO THE SEVERANCE AGGREMENT This AMENDMENT TO THE SEVERANCE AGGREMENT is entered into as of Decement

50% Of the total vOting power of the surviving cnrpuralion is represented by shares held by persons who were shareholders of the Corporation prior 10 such merger or consolidation’ or

Effectiveness of this Amendment to the Severance Agreement shall be conditioned upon PARK VIEW FEDERAL SAVINGS BANK